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                                                                  EXHIBIT 1(a)

                           POST APARTMENT HOMES, L.P.


                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT


                                                                January 29, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Dear Sirs:

     Post Apartment Homes, L.P., a Georgia limited partnership (the "Operating Partnership"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (each, an "Agent," and collectively, the "Agents") with respect to the issue and sale by the Operating Partnership of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of September 25, 1996, as amended or modified from time to time (the "Indenture"), between the Operating Partnership and SunTrust Bank, Atlanta, as trustee (the "Trustee"). As of the date hereof, the Operating Partnership has authorized the issuance and sale of up to U.S. $175,000,000 aggregate initial offering price of Notes (or its equivalent, based upon the exchange rate on the applicable trade date in such foreign or composite currencies as the Operating Partnership shall designate at the time of issuance) to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Operating Partnership may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.



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     This Agreement provides both for the sale of Notes by the Operating
Partnership to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Operating Partnership directly to investors (as may from time to time be agreed to by the Operating Partnership and the applicable Agent), in which case such Agent will act as an agent of the Operating Partnership in soliciting offers for the purchase of Notes.

     Post Properties, Inc., a Georgia corporation (the "Company"), and the Operating Partnership have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-3555) for the registration of, among other securities, debt securities of the Operating Partnership (the "Debt Securities"), including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement (as amended, if applicable) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule
430A(b) of the 1933 Act Regulations), and each prospectus supplement relating to the offering of Notes pursuant to Rule 430A or Rule 415 of the 1933 Act Regulations (the "Prospectus Supplement"), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, that if any revised Prospectus shall be provided to the applicable Agent(s) by the Operating Partnership for use in connection with the offering of Notes (whether or not such revised prospectus is required to be filed by the Company or the Operating Partnership pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to such applicable Agent(s) for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Notes to which it relates. Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Operating Partnership under Rule 462(b) of the 1933 Act Regulations (a "Rule 462(b) Registration Statement") shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement shall be deemed to be part of the Prospectus. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus furnished by the Operating Partnership after the registration statement became effective and before any acceptance by the Operating Partnership of an offer for the purchase of Notes which omitted information to be

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included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, preliminary prospectus supplement, Prospectus or Prospectus Supplement or any amendment or supplement to the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     The term "Subsidiary" as used herein means a corporation or a partnership a majority of the outstanding equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or the Operating Partnership, as the case may be, or by one or more other Subsidiaries of the Company or the Operating Partnership.

SECTION 1. Appointment as Agent.

     (a) Appointment. Subject to (i) the terms and conditions stated herein and (ii) the reservation by the Operating Partnership of the right to sell Notes directly on its own behalf and to appoint, upon at least 10 days' prior written notice to the Agents, additional persons to serve as Agents hereunder (provided that such persons are engaged on the same terms and conditions as those contained in this Agreement), the Operating Partnership hereby agrees that Notes will be sold to or through the Agents and that it will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes; provided, however, that notwithstanding anything to the contrary included in this Agreement, the Operating Partnership may accept any offer to purchase Notes from or through any broker or dealer (other than an Agent) if (i) the Operating Partnership shall not have solicited such offer,
(ii) such broker or dealer is engaged on substantially the same terms and conditions as those contained in this Agreement, except for the obligations described in Sections 8(a), 8(b) and 8(c) hereof, and (iii) the Operating Partnership notifies the Agents promptly following acceptance of such an offer.

     (b) Sale of Notes. The Operating Partnership shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Operating Partnership from time to time or in excess of the

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aggregate initial offering price of Notes registered pursuant to the
Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

    (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Operating Partnership as principal. However, absent an agreement between an Agent and the Operating Partnership that such Agent shall be acting solely as an agent for the Operating Partnership, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Operating Partnership through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Operating Partnership as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Operating Partnership by an Agent as principal shall be made in accordance with Section 3(a) hereof.

    (d) Solicitations as Agent. If agreed upon between an Agent and the Operating Partnership, such Agent, acting solely as an agent for the Operating Partnership and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to the Operating Partnership, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Operating Partnership may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Operating Partnership. Such Agent shall not have any liability to the Operating Partnership in the event that any such purchase is not consummated for any reason. If the Operating Partnership shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Operating Partnership, the Operating Partnership shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Operating Partnership and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

    (e) Reliance. The Operating Partnership and the Agents agree that any Notes purchased from the Operating Partnership by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of the Operating Partnership shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Operating Partnership contained herein and on the terms and conditions and in the manner provided herein.

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SECTION 2. Representations and Warranties.

    (a) The Operating Partnership represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Operating Partnership of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented, other than an amendment or supplement relating solely to the offering of securities other than the Notes (each of the times referenced above is referred to herein as a "Representation Date"), as follows:

               (1) The Operating Partnership meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Operating Partnership, is contemplated or threatened by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. The Indenture has been duly qualified under the 1939 Act. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction.

               (2) The Registration Statement, at the time it became effective, complied, and the Registration Statement and the Prospectus, at each Representation Date, will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"). The Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date hereof, at the date of the Prospectus and at each Representation Date, the Prospectus and any amendments and supplements thereto (unless the term "Prospectus" refers to a prospectus which has been provided to an Agent by the Operating Partnership for use in connection with an offering of

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            Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to an Agent for such use) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Operating Partnership elects to rely upon Rule 434 of the 1933 Act Regulations, the Operating Partnership will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by the Agents expressly for use in the Registration Statement or the Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the "Statement of Eligibility") of the Trustee under the Indenture. If a Rule 462(b) Registration Statement is required in connection with the offering and sale of Notes, the Operating Partnership has complied or will comply with the requirements of Rule 111 of the 1933 Act Regulations relating to the payment of filing fees therefore.

               (3) Each preliminary prospectus, preliminary prospectus supplement and Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied, when so filed, in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Agents for use in connection with the offering of Notes will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (4) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date hereof, at the date of the Prospectus and as of each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or

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            necessary to make the statements therein, in light of the
            circumstances under which they were made, not misleading.

               (5) The accounting firm that certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus, is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations.

               (6) The consolidated financial statements of the Company and the Operating Partnership incorporated by reference into the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company, the Operating Partnership and their consolidated subsidiaries, or such other entities, as the case may be, at the respective dates indicated and the statement of operations, stockholders' equity, partners' equity, and cash flows of the Company, the Operating Partnership and their consolidated subsidiaries, or such other entities, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the information required to be stated therein. The selected financial data and the summary financial information included in, or incorporated by reference into, the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus. The Company's and the Operating Partnership's ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the captions "Ratios of Earnings to Fixed Charges" and in Exhibit
            12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. In addition, any pro forma financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission, and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein and have been properly applied to the historical amounts in the compilation of such

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            statements.  Other than the historical financial statements (and schedules) included therein, no other historical or pro forma financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement.

               (7) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business; (B) no casualty loss or condemnation or other adverse event with respect to any of the interests held directly or indirectly in any of the real properties owned, directly or indirectly, by the Operating Partnership or its Subsidiaries (the "Properties") has occurred that is material to the Operating Partnership and its Subsidiaries considered as one enterprise; (C) there have been no transactions entered into by the Operating Partnership or any Subsidiary, other than those arising in the ordinary course of business, which are material with respect to the Operating Partnership and its Subsidiaries considered as one enterprise or that would result, upon consummation, in any material inaccuracy in the representations contained in Section 2(a)(6) above; (D) neither the Operating Partnership nor any Subsidiary has incurred any material obligation or liability, direct, contingent or otherwise; and (E) there has been no material change in the short-term debt or long-term debt of the Operating Partnership.

                (8) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Georgia Revised Uniform Limited Partnership Act (the "Georgia Act") with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement and the other agreements to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership, leasing or management of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

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               (9)   Each of the Subsidiaries has been duly formed and is
            validly existing and in good standing under the laws of its jurisdiction of organization with partnership or corporate power and authority to conduct the business in which it is engaged and to own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under any agreements to which it is a party. Each of the Subsidiaries is duly qualified as a foreign partnership, corporation or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property, the management of properties by others or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

               (10) All of the issued and outstanding shares of capital stock and partnership interests, as the case may be, of each Subsidiary have been validly issued and fully paid and are owned by the Operating Partnership, the Company, another Subsidiary, and/or certain affiliated entities as described in the Registration Statement, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than the transfer restrictions set forth in the Option and Transfer Agreement by and among the Operating Partnership, Post Services, Inc., John A. Williams and John T. Glover. Except as otherwise disclosed in the Registration Statement or Prospectus, the Operating Partnership owns no direct or indirect equity interest in any entity other than its Subsidiaries.

               (11) The Operating Partnership has full power and authority to enter into and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Operating Partnership and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as
            (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and (C) rights to indemnity and contribution thereunder may be limited by state or federal securities laws or the public policy underlying such laws.

               (12) The Indenture (A) has been duly authorized, executed and delivered and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Operating

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            Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally from time to time in effect and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and except the effect on enforceability of (a) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (b) federal or state law limiting, delaying or prohibiting the making of payments outside the United States; and (B) conforms in all material respects to the description thereof in the Prospectus.

               (13) The Notes have been duly authorized by the Operating Partnership for offer, sale, issuance and delivery pursuant to this Agreement and when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Operating Partnership, entitled to the benefits of the Indenture enforceable against the Operating Partnership in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally from time to time in effect and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and except the effect on enforceability of (a) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (b) federal or state law limiting, delaying or prohibiting the making of payments outside the United States. Such Notes will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture. The terms of such Notes conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. Such Notes rank and will rank on a parity with all unsecured and unsubordinated indebtedness of the Operating Partnership that is outstanding on the Delivery Date or

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            that may be incurred thereafter, except that such Notes will be effectively subordinated to the prior claims of each secured mortgage lender to any specific Property which secures such lender's mortgage.

               (14) Neither the Operating Partnership nor any of its Subsidiaries is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement or LLC agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it or any of them is a party or by which any of them may be bound, or to which any of their property or assets is subject, except for such defaults that could not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture and the execution and delivery of the Notes and the transactions contemplated herein or therein, including the issuance, sale and delivery of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use of Proceeds," and compliance by the Operating Partnership with its obligations hereunder and thereunder, (A) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Operating Partnership or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Operating Partnership or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of their properties or assets is subject, nor (B) will such action result in any violation of the provisions of the (i) charter, bylaws, LLC agreement or partnership agreement of the Operating Partnership or any Subsidiary, as the case may be, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government agency or court, domestic or foreign, having jurisdiction over the Operating Partnership or any Subsidiary or any of their assets, properties or operations except any violation that could not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Operating Partnership or any Subsidiary.

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               (15)  No labor dispute with the employees of the Company, the
            Operating Partnership or any Subsidiary exists or, to the knowledge of the Operating Partnership, is imminent, which may result in a Material Adverse Effect.

               (16) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Operating Partnership threatened against or affecting the Operating Partnership, any Subsidiary thereof, any Property or any officer or director of the foregoing, which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which could reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the consummation of this Agreement, the Indenture or the transactions contemplated herein or therein or the performance by the Operating Partnership of its obligations under this Agreement, the Indenture or the Notes. There is no pending legal or governmental proceedings to which the Operating Partnership or any Subsidiary is a party or of which any of their respective assets or properties is subject which could reasonably be expected to result in a Material Adverse Effect.

               (17) There are no contracts or documents of the Company or the Operating Partnership which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

               (18) No authorization, approval or consent of any court or governmental authority or agency is necessary or required for the performance by the Operating Partnership of its obligations under this Agreement, the Indenture and the Notes or in connection with the transactions contemplated under this Agreement, the Indenture, or the Notes, except such as have been already obtained or as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or real estate syndication laws or the rules of the National Association of Securities Dealers, Inc. ("NASD").

               (19) The Operating Partnership and its Subsidiaries own or possess trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Operating Partnership nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Operating Partnership or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (20) Each of the Operating Partnership and its Subsidiaries has all permits, licenses, approvals, consents, certificates and other authorizations of and from (collectively, "Governmental Licenses") and has made all declarations and filings with all appropriate federal, state, local, foreign and other governmental authorities, all self regulatory organizations and all courts and other tribunals required for it to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, other than such Governmental Licenses the absence of which, singly or in the aggregate, could be reasonably likely to result in a Material Adverse Effect. Neither the Operating Partnership nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could be reasonably likely to result in a Material Adverse Effect.

               (21) (A) Except as otherwise set forth in the Registration Statement or Prospectus, the Operating Partnership has good and marketable fee simple title to the land underlying the Properties and good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to mortgages on such Properties, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, ownership of cable television lines and facilities serving one or more of such Properties by the cable television providers or their affiliates, service marks and trade names used in connection with such Properties, and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties;
            (B) the ground lease under which the Operating Partnership leases the land on which any Property is located is in full force and effect, and the Operating Partnership is not in default in respect of any of the terms or provisions of any such lease and the Operating Partnership has not received notice of the assertion of any claim by anyone adverse to the Operating Partnership's rights as lessee under any such lease, or affecting or questioning the Operating Partnership's right to the continued possession or use of the Property under any such lease or of a default under any such lease, other than claims which would not have a Material Adverse Effect; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties and the assets of the Operating Partnership or any Subsidiary which are required to be disclosed in the Prospectus are disclosed therein; (D) none of the Operating Partnership or any tenant of any of the Properties is in default under any of the leases pursuant to which the Operating Partnership, as lessor, leases its Property (and the Operating Partnership does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a Material Adverse Effect; (E) except as otherwise set forth in the Registration Statement or Prospectus or to the extent not material to the Operating Partnership, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein; (F) each of the Properties complies with all applicable codes, laws and regulations
            (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; (G) the Operating Partnership does not have knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions that would not have a Material Adverse Effect; and (H) other than with respect to the Property known as "Post Woods," the Operating Partnership is the beneficiary of title insurance on the Properties in amounts that were commercially reasonable at the time such policies were issued, and in each case such title insurance is in full force and effect.

               (22) The Operating Partnership is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company

            Act of 1940, as amended (the "1940 Act"), or is or will become a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding Company Act of 1935, as amended.

               (23) Except as disclosed in the Prospectus, (A) each Property, including, without limitation, the Environment (as defined below) associated with each Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to the Properties, except for any Hazardous Substance that would not have any Material Adverse Effect; (B) neither the Operating Partnership nor any Subsidiary has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in or under any Property or, to the knowledge of the Operating Partnership, any property adjacent to any Property that could result in the occurrence of liabilities under, or any violations of, any Environmental Law applicable to such Property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity except any violation which could not be reasonably likely to result in a Material Adverse Effect; (C) neither the Operating Partnership nor any Subsidiary is engaged in or intends to engage in any manufacturing or any similar operations at any Property that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than paints, stains, cleaning solvents, insecticides, herbicides, or other substances that are used in the ordinary course of operating any Property and in compliance with all applicable Environmental Laws) or (2) require permits or are otherwise regulated pursuant to any Environmental Law; (D) except as otherwise set forth in the Registration Statement or Prospectus, neither the Operating Partnership nor any Subsidiary has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on any Property or pertaining to other property at which Hazardous Substances generated at any Property have come to be located which could be reasonably likely to result in a Material Adverse Effect; (E) except as otherwise set forth in the Registration Statement or Prospectus, neither the Operating Partnership nor any Subsidiary has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof which could be reasonably likely to result in a Material Adverse Effect; and (F) except as otherwise set forth in the Registration Statement or Prospectus, no Property (1) is included or, to the knowledge of the Operating Partnership or any Subsidiary, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability

            Information System database maintained by the EPA as a potential CERCLA removal, remedial or response site or (2) is included or proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Operating Partnership, or any subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list.

                 As used herein, "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum, or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified, listed or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. Section
            9601, et seq.) ("CERCLA"), the Resource Conservation Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C.
            Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), together with all rules, regulations and orders promulgated thereunder and all other federal, state and local laws, ordinances, rules, regulations and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any material mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and

            "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                 (24) Each of the Operating Partnership and its Subsidiaries is
            insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

                 (25) The assets of the Operating Partnership do not constitute
            "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

                 (26) Except as otherwise set forth in the Registration
            Statement or Prospectus, the mortgages and deeds of trust encumbering the properties and assets are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Operating Partnership or any of its Subsidiaries; except as otherwise disclosed in the Registration Statement or Prospectus, none of the Operating Partnership or any of its Subsidiaries holdsparticipating interests in such mortgages and deeds of trust.

                 (27) The partnership agreement of the Operating Partnership
            (the "Operating Partnership Agreement") has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; and the execution, delivery and performance of the Operating Partnership Agreement did not, at the time of execution and delivery, and does not constitute a breach of, or default under any material contract, lease or other instrument to which the Operating Partnership is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

                 (28) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a

            REIT for each of its taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT.

                 (29) The Operating Partnership and each of the Subsidiary
            Partnerships are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

                 (30) Each of the Company, the Operating Partnership and its
            Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

                 (31) The Notes, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended, and the rules and regulations of the Commodity Futures Trading Commission under such Act, as amended.

                 (32) To the Operating Partnership's knowledge after due
            inquiry, the Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated Baa1 by Moody's Investors Service, Inc. and BBB+ by Standard & Poor's Ratings Service, or such other rating as to which the Operating Partnership shall have most recently notified the Agents pursuant to Section 4(b) hereof.

     (b) Additional Certifications. Any certificate signed by any officer of the Operating Partnership (or any officer of the Company) or any of its Subsidiaries and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Operating Partnership to such Agent or Agents as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 3. Purchases as Principal; Solicitations as Agent.

     (a) Purchases as Principal. Unless otherwise agreed between an Agent and the Operating Partnership, Notes shall be purchased by such Agent as principal. Notes purchased from the Operating Partnership by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Operating Partnership (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and shall be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed to the Operating Partnership). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Operating Partnership herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Operating Partnership as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Operating Partnership in connection with such purchases to such brokers or dealers. At the time of each purchase of Notes from the Operating Partnership by one or more Agents as principal, such Agent or Agents shall specify the requirements for the officers' certificate, opinions of counsel and comfort letter, if any, pursuant to Sections 8(b), 8(c) and 8(d) hereof.

     (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, when agreed by the Operating Partnership and an Agent, such Agent, as an agent of the Operating Partnership, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Operating Partnership and such Agent.

     The Operating Partnership reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of the Operating Partnership, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Operating Partnership, such Agent will suspend solicitation of offers for the purchase of Notes from the Operating Partnership until such time as the Operating Partnership has advised such Agent that such solicitation may be resumed.

     The Operating Partnership agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Operating Partnership as a result of a solicitation made by such Agent, as an agent of the Operating Partnership, as set forth in Schedule A hereto.

     (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes specified in Exhibit A hereto (as applicable) shall be agreed upon between the Operating Partnership and the applicable Agent(s) and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared by the Operating Partnership in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. The Agents and the Operating Partnership agree to perform, and the Operating Partnership agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Administrative Procedures set forth in Exhibit B hereto (the "Procedures").

SECTION 4. Covenants of the Operating Partnership.

     Each of the Operating Partnership and the Company covenants and agrees with each Agent as follows:

     (a) Preparation of Pricing Supplements. The Operating Partnership will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. The Operating Partnership will use its best efforts to deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Operating Partnership's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

     (b) Notice of Certain Events. The Operating Partnership will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, including any documents incorporated therein by reference, (iii) any request by the Commission for any amendment to the Registration

Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation of any proceedings for that purpose or (v) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any Debt Securities (including the Notes) of the Operating Partnership, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such Debt Securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such Debt Securities. The Operating Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (c) Filing or Use of Amendments. The Operating Partnership will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish to the Agents copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such document to which the Agents or counsel for the Agents shall reasonably object.

     (d)  Delivery of the Registration Statement.  The Operating
Partnership has furnished to each Agent and to counsel for the Agents, without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. Copies of the Registration Statement and each amendment thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Delivery of the Prospectus. The Operating Partnership will deliver to each Agent, without charge, as many copies of each preliminary prospectus as such Agent may reasonably request, and the Operating Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership will furnish to each Agent, without charge, such number of copies of the

Prospectus (as amended or supplemented) as such Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (f) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (m) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Operating Partnership, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Operating Partnership will promptly prepare and file with the Commission, subject to Section 4(c) hereof, such amendment or supplement, in form and substance reasonably satisfactory to counsel for the Agents, as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Operating Partnership will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request. In addition, the Operating Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

     (g) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Operating Partnership with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Operating Partnership shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (h) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited consolidated financial statements of the Operating Partnership for the preceding fiscal year, the Operating Partnership shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to include or incorporate by reference such audited consolidated financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such consolidated financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (i) Earning Statements. The Operating Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (j) Use of Proceeds. The Operating Partnership will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

     (k) Restriction on Offers and Sales of Securities. Unless otherwise agreed upon between one or more Agents acting as principal and the Operating Partnership, between the date of the agreement by such Agent(s) to purchase the related Notes from the Operating Partnership and the Settlement Date with respect thereto, the Operating Partnership will not, without the prior written consent of such Agent(s), issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the type which could be offered under the Program of the Operating Partnership (other than the Notes that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).

     (l) Reporting Requirements. The Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Notes, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act
Regulations.

     (m) Suspension of Certain Obligations. The Operating Partnership shall not be required to comply with the provisions of subsection (f), (g) or (h) of this Section 4 during any period from the time (i) the Operating Partnership requests that the Agents shall have suspended solicitation of offers for the purchase of Notes in their capacity as agents (provided, however, that such suspension shall be automatic, unless an Agent is holding Notes as principal as described in clause
(ii) below, from the time the Operating Partnership shall have released to the general public interim or audited financial information as described in Sections 4(g) or (h) until the earlier to occur of (a) the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, (b) the filing of the interim or audited financial information as described in Sections 4(g) or (h) pursuant to a Current Report on Form 8-K or (c) a verbal request by the Operating Partnership to any Agent that such Agent resume solicitation of offers for the purchase of Notes) and (ii) no Agent shall then hold any Notes purchased from the Operating Partnership as principal less than 180 days prior to such date (unless, in the discretion of any Agent then holding Notes as principal, such Agent waives the requirements of this clause (ii)), as the case may be, until the time the Operating Partnership shall determine that solicitation of offers for the purchase of Notes should be resumed or an Agent shall subsequently purchase Notes from the Operating Partnership as principal.

SECTION 5. Payment of Expenses.

     The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including: (a) the preparation, filing, printing and delivery of the Registration Statement (including financial statements and exhibits) as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto; (b) the preparation and delivery of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Notes; (c) the preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;
(d) the reasonable fees and disbursements of the Operating Partnership's accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the fees and disbursements of the Trustee;
(e) the reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby; (f) the fees charged by nationally recognized statistical rating organizations for the rating of the Program and the Notes; (g) the fees and expenses incurred in connection with any listing of Notes on a securities exchange; (h) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by the NASD of the terms of the sale of the Notes; (i) any advertising and other out-of-pocket expenses of the Agents relating to the Notes reasonably incurred with the approval of the Operating Partnership; and (j) the preparation, issuance and delivery to the Depository Trust Company for credit to the accounts of the Agent(s) of any global note registered in the name of Cede & Co., as nominee for the Depository Trust Company.

SECTION 6. Conditions of Agents' Obligations.

     The obligations of one or more Agents to purchase Notes from the Operating Partnership as principal and to solicit offers for the purchase of Notes as an agent of the Operating Partnership, and the obligations of any purchasers of Notes sold through an Agent as an agent of the Operating Partnership, will be subject to the accuracy of the representations and warranties on the part of the Operating Partnership herein contained or contained in any certificate of an officer of the

Operating Partnership, the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance and observance by the Operating Partnership of its covenants and other obligations hereunder, and to the following additional conditions precedent:

     (a) (i) The Registration Statement (including any Rule 462(b) Registration Statement) shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents,
(ii) the rating assigned by any nationally recognized statistical rating organization to the Notes or any Debt Securities of the Operating Partnership as of the applicable Representation Date shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed the Notes or any Debt Securities of the Operating Partnership on what is commonly termed a "watch list" for possible downgrading; and (iii) there shall not have come to an Agent's attention any facts that would cause such Agent to reasonably believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

     (b) The Agents shall have received the opinion, dated as of the date hereof, of King & Spalding, counsel for the Company, the Operating Partnership and the Subsidiaries, in form and substance satisfactory to counsel for the Agents, to the effect that:

                 (i) The Operating Partnership has been duly formed and is validly existing as a limited partnership under the Georgia Act. The Operating Partnership has partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and, to counsel's knowledge, is duly qualified as a foreign partnership in the jurisdictions set forth in an exhibit to the opinion. All of the issued and outstanding interests in the Operating Partnership have been duly authorized and validly issued and fully paid.

                 (ii) Each of Post Services, Inc., Post Asset Management, Inc., Post Landscape Services, Inc. and RAM Partners, Inc. and any Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X (collectively, the "Significant Subsidiaries") has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation. Each of the Significant Subsidiaries has the power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and, to counsel's knowledge, is duly qualified as a foreign corporation or partnership and is in good standing in the jurisdictions set forth in an exhibit to the opinion. All of the issued and outstanding shares of capital stock, LLC interests and partnership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and are owned, to such counsel's knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than as set forth in the Registration Statement or Prospectus or the transfer restrictions set forth in the Option and Transfer Agreement by and among the Operating Partnership, Post Services, Inc., John A. Williams and John T. Glover. The ownership of the shares of capital stock of each Significant Subsidiary is as described in the Registration Statement or Prospectus.

                 (iii) The Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by the Operating Partnership and (assuming due authorization, execution and delivery by the Trustee) constitutes the valid and binding obligation of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, subject to (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). However, we express no opinion as to the effect on enforceability of (A) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) federal or state law limiting, delaying or prohibiting the making of payments outside the United States.

                 (iv) The Notes have been duly and validly authorized by all necessary action and, when executed, authenticated and delivered in accordance with the Indenture and against payment therefor as specified in this Agreement, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, subject to (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and

            (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). However, we express no opinion as to the effect on enforceability of (A) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) federal or state law limiting, delaying or prohibiting the making of payments outside the United States.

                 (v) This Agreement has been duly and validly authorized, executed and delivered by the Operating Partnership, and the Operating Partnership has the power and authority to perform its obligations hereunder.

                 (vi) The execution and delivery of this Agreement by the Operating Partnership, and the performance by the Operating Partnership of its obligations hereunder and the consummation of the transactions contemplated hereunder, did not, do not and will not conflict with or constitute a breach or violation of, or default under: (A) to the knowledge of counsel, any instrument or agreement filed or incorporated by reference as an exhibit to the Registration Statement to which the Operating Partnership is a party or by which it or any of its respective properties or other assets or any Property may be bound or subject; (B) the certificate of limited partnership or partnership agreement of the Operating Partnership; or (C) to the knowledge of counsel, any applicable law, rule, order, administrative regulation or administrative or court decree, except that no opinion is expressed under this clause (C) as to the Agreement with respect to federal, state or foreign securities laws.

                 (vii) The Registration Statement is effective under the 1933 Act and, to counsel's knowledge based solely upon telephonic confirmation from the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission.

                 (viii) The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                 (ix) No consent, approval, authorization or order of, or qualification with, any governmental body or agency and no consent, approval, or authorization of any person other than the Operating Partnership is required for the performance by the Operating Partnership of its obligations under this Agreement, the Indenture or the Notes, except such as may be required under the 1933 Act, the 1939 Act, and the securities, Blue Sky or real estate syndication laws of various states or the rules of the NASD in connection with the offer and sale of the Notes.

                 (x) To the knowledge of counsel, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company, the Operating Partnership, any Significant Subsidiary or any material property of the Company that is required to be disclosed in the Registration Statement (other than as disclosed therein) or that, if determined adversely to the Company, the Operating Partnership, any Significant Subsidiary or any such property, could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement. To the knowledge of counsel, there are no contracts or documents of the Operating Partnership or any Significant
            Subsidiary which are required by the 1933 Act, or by the 1933 Act Regulations, the 1934 Act, or the 1934 Act Regulations to be filed as exhibits to the Registration Statement, the Prospectus or the documents incorporated by reference which have not been so filed as exhibits as required.

                 (xi) None of the Company, the Operating Partnership or any Subsidiary is required to be registered as an investment company under the 1940 Act.

                 (xii) The information (A) in the Prospectus and the applicable Prospectus Supplement under the headings "Description of Debt Securities," "Description of Notes" and "Certain United States Federal Income Tax Considerations" and (B) in the Operating Partnership's Form 10 under "Recent Sales of Unregistered Securities," to the extent that it constitutes matters of law or legal conclusions has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein.

                 (xiii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement and Prospectus (except for financial statements and supporting schedules and other financial information and data included or incorporated by reference therein or the Statement of Eligibility, as to which such counsel need not express any opinion), excluding the documents incorporated by reference therein, complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.

                 (xiv) Each document heretofore filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus (except for financial statements and supporting schedules and other financial information and data included or incorporated by reference therein, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Regulations in effect at the date of their respective filings.

                 (xv) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT for each of its taxable years beginning with the year ended December
            31, 1993, and its current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT.

                 (xvi) The Operating Partnership and each Significant Subsidiary that is a partnership ("Subsidiary Partnership") are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

           (c) The Agents shall have received the opinion, dated as of the date hereof, of Hogan & Hartson L.L.P., counsel for the Agents, with respect to the matters set forth in (i) (first sentence only),
      (iii), (iv), (v), (vii), (viii), (xii) (solely with respect to information set forth in "Description of Debt Securities" and "Description of Notes"), and (xiii) of Section 6(b) above.

           (d) In rendering their opinions required by Sections 6(b) and 6(c), respectively, King & Spalding and Hogan & Hartson L.L.P. shall each additionally state (which shall not constitute an opinion) that no facts have come to the attention of such counsel which cause them to believe that the Registration Statement or any amendment thereto (except for financial statements and supporting schedules and other financial information and data included therein or omitted therefrom, or the Statement of Eligibility, as to which such counsel need not express any view), as of the time it became effective under the 1933 Act (and as of the time of filing of the Operating Partnership's Annual Report on Form 10-K, if filed subsequent to the time of effectiveness) or at the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto (except as aforesaid) as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           In giving their opinions required by Section 6(b) and 6(c), such counsel (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Operating Partnership and the Company and (B) may rely as to the qualification and good standing of each of the Operating Partnership or any of the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Agents. In giving their belief required in this Section 6(d), such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments and supplements thereto and review and discussion of the contents thereof.

     (e) On the date hereof, there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer and chief accounting officer of the Company, dated as of the date hereof, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties of the Operating Partnership herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officers' knowledge, are threatened by the Commission.

     (f) The Agents shall have received a letter from Price Waterhouse LLP, dated as of the date hereof, in form and substance satisfactory to the Agents, to the effect that: (i) they are independent accountants with respect to the Company, the Operating Partnership and their Subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the

Registration Statement and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited financial statements of the Company and the Operating Partnership included or incorporated by reference in the Registration Statement), nothing has come to their attention which causes them to believe that, (A) any material modifications should be made to the unaudited condensed financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with GAAP or (B) the unaudited condensed financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published rules and regulations or (C) the date of the latest available consolidated interim financial data, there has been any change in the Common Stock of the Company or partnership interests in the Operating Partnership or in the consolidated long term debt of the Company and the Operating Partnership or any decrease in the net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus to the date of the latest available consolidated interim financial data, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in net income or net income per share of common stock of the Company and the Operating Partnership, as applicable, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; (iv) based upon inquiries of certain officials of the Company who have responsiblity for financial and accounting matters, nothing came to our attention that (A) there was any change at a specified date not more than five days prior to the date hereof in the capital stock, increase in debt or any decreases in consolidated net assets, stockholders' equity and accumulated earnings, partners' equity, as applicable, of the Company as compared with amounts shown on the most recent consolidated balance sheets included or incorporated by reference in the Registration Statement and the Prospectus, or (B) for the period from the date of the latest available consolidated interim financial data to a specified date not more than five days prior to the date hereof, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total amount of income before extraordinary items or of net income, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur and (v) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures with respect to certain amounts, percentages and financial and statistical information which are included in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial and statistical information to be in agreement with relevant accounting, financial and other records of the Company and the Operating Partnership and their Subsidiaries identified in such letter.

     (g) On the date hereof, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

     (h) If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Operating Partnership at any time and any such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that Sections 9, 10, 11, 15 and 16 hereof shall survive any such termination and remain in full force and effect.

SECTION 7. Delivery of and Payment for Notes Sold through an Agent as Agent.

     Delivery of Notes sold through an Agent as an agent of the Operating Partnership shall be made by the Operating Partnership to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Operating Partnership and deliver such Note to the Operating Partnership and, if such Agent has theretofore paid the Operating Partnership for such Note, the Operating Partnership will promptly return such funds to such Agent. If such failure has occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Operating Partnership will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Operating Partnership's account.

SECTION 8. Additional Covenants of the Operating Partnership.

     The Operating Partnership further covenants and agrees with each Agent as follows:

     (a) Reaffirmation of Representations and Warranties. Each acceptance by the Operating Partnership of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Operating Partnership herein contained and contained in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent(s) or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration

Statement and Prospectus as amended and supplemented to each such time, other than an amendment or supplement relating to the offering of securities other than the Notes).

     (b) Subsequent Delivery of Certificates. Each time that (i) the Operating Partnership shall file a Form 10-K or Form 10-Q with the Commission, unless otherwise waived by the Agents, (ii) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes, the filing of a Form 10-K or Form 10-Q with the Commission or relating solely to the offering of securities other than the Notes), if requested in writing by the Agents or Agents (iii) (if requested in writing by the Agent or Agents) the Operating Partnership sells Notes to one or more Agents as principal or (iv) the Operating Partnership sells Notes in a form not previously certified to the Agents by the Operating Partnership, the Operating Partnership shall furnish or cause to be furnished to the Agent(s) forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 6(e) hereof which were last furnished to the Agents are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(e) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (iii) above, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise since the date of the agreement by such Agent(s) to purchase Notes from the Operating Partnership as principal).

     (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Operating Partnership shall file a Form 10-K or Form 10-Q with the Commission, unless otherwise waived by the Agents, (ii) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes, the filing of a Form 10-K or Form 10-Q with the Commission or relating solely to the offering of securities other than the Notes), if requested in writing by the Agent or Agents (iii) (if requested in writing by the Agent or Agents) the Operating Partnership sells Notes to one or more Agents as principal or (iv) the Operating Partnership sells Notes in a form not previously certified to the Agents by the Operating Partnership, the Operating Partnership shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinion of King & Spalding, counsel to the Operating Partnership, or other counsel reasonably satisfactory to the Agent(s), dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s), of the same tenor as the opinion referred to in Section 6(b) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); except for the opinion required under Section 6(b)(xv).

        (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Operating Partnership shall file a Form 10-K or a Form 10-Q with the Commission, unless otherwise waived by the Agents, (ii) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes, the filing of a Form 10-K or Form 10-Q with the Commission or relating solely to the offering of securities other than the Notes) if requested in writing by the Agent or Agents or (iii) (if requested in writing by the Agent or Agents) the Operating Partnership sells Notes to one or more
Agents as principal, the Operating Partnership shall cause Price Waterhouse L.L.P. or such other accounting firm that has certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and the Prospectus to the Agent(s) a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agent(s), of the same tenor as the letter referred to in Section 6(f) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter.

SECTION 9. Indemnification.

     (a) Indemnification of the Agents. The Operating Partnership agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and any director, officer, employee or affiliate thereof, as follows:

           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 9(d) hereof) any such settlement is effected with the written consent of the Operating Partnership; and

           (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by the Agents expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of Operating Partnership, Directors and Officers. Each Agent severally agrees to indemnify and hold harmless the Operating Partnership, its directors, officers, employees and affiliates, and each person, if any, who controls the Operating Partnership within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership by the Agents expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(b) above, counsel to the indemnified parties shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any one local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 9(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 10.  Contribution.

     If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Operating Partnership and the total discount or commission received by each applicable Agent, as the case may be, bears to the aggregate initial offering price of such Notes.

     The relative fault of the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or by the applicable Agent(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Operating Partnership and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the applicable Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 10, no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     In addition, in connection with an offering of Notes purchased from the Operating Partnership by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 10 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Operating Partnership.

     For purposes of this Section 10, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each person, if any, who controls the Operating Partnership within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any termination of this Agreement or investigation made by or on behalf of any of the Agents or any controlling person of an Agent, or by or on behalf of the Company and the Operating Partnership, and shall survive each delivery of and payment for the Notes.

SECTION 12. Termination.

     (a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Operating Partnership as principal) may be terminated for any reason, at any time by either the Operating Partnership or an Agent, as to itself, upon the giving of 30 days' prior written notice of such termination to the other party hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination.

     (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes from the Operating Partnership as principal, immediately upon notice to the Operating Partnership, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, assets or business prospects of the Company, the Operating Partnership and their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Notes are denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable to market such Notes or enforce contracts for the sale of such Notes, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, Inc. or if trading generally on the New York Stock Exchange or the American Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or
(iv) a banking moratorium has been declared by either Federal or New York authorities or if the Notes are denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related country or countries, or (v) the rating assigned by any nationally recognized statistical rating organization to the Program or any Debt Securities (including the Notes) of the Operating Partnership as of the date of such agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any Preferred Stock of the Company, the Program or any such debt securities of the Operating Partnership on what is commonly termed a "watch list" for possible downgrading.

     (c) General. In the event of any such termination, such termination shall be without liability of any party to any other party except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it from the Operating Partnership as principal or (b) an offer to purchase any of the Notes has been accepted by the Operating Partnership but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 8 hereof shall remain in effect until the earlier of (A) such Notes are so resold or delivered or (B) 180 days, as the case may be, and (iii) the covenant set forth in Section 4(i) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 9 and 10 hereof, and the provisions of Sections 11, 15 and 16 hereof shall survive such termination and remain in full force and effect.

SECTION 13. Default by One or More of the Agents.

     If the Operating Partnership and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Operating Partnership as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

            (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents, or

            (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default.

     In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Operating Partnership shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 14. Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Merrill Lynch at Merrill Lynch World Headquarters, World Financial Center, North Tower - 10th Floor, New York, New York 10281- 1310, attention: MTN Product Management and J.P. Morgan Securities Inc., 60 Wall Street, Medium-Term Note Desk - 3rd Floor, New York, New York 10260 and notices to the Company and the Operating Partnership shall be directed to them at 3350 Cumberland Circle, N.W., Suite 2200, Atlanta, Georgia 30339, attention: John T. Glover, President.


SECTION 15. Parties.

     This Agreement shall inure to the benefit of and be binding upon the Agents and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 9 and 10 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW; FORUM.

     THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE OPERATING PARTNERSHIP AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

SECTION 17. Effect of Headings.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18. Counterparts.

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

     If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this Distribution Agreement, along with all counterparts, will become a binding agreement among the Agents and the Operating Partnership in accordance with its terms.

                                    Very truly yours,

                                    POST APARTMENT HOMES, L.P.

                                    By:  Post Properties, Inc., its general
                                         partner

                                         By:/s/ John T. Glover
                                            ----------------------------------
                                            Name:  John T. Glover
                                            Title: Chief Operating
                                                   Officer

CONFIRMED AND ACCEPTED,
 AS OF THE DATE FIRST ABOVE WRITTEN:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:/s/ Scott Primrose
   ----------------------------------
        Authorized Signatory


J.P. MORGAN SECURITIES INC.

By:/s/ Keysha Bailey
   ----------------------------------
        Authorized Signatory

                                                                       EXHIBIT A



     The following terms, if applicable, shall be agreed to by one or more Agents and the Operating Partnership in connection with each sale of Notes:

     Principal Amount: $_______
           (or principal amount of foreign currency or composite currency) Interest Rate or Formula:
           If Fixed Rate Note,
              Interest Rate:
              Interest Payment Dates:
           If Floating Rate Note,
              Interest Rate Basis(es):
                     If LIBOR,
                         o LIBOR Reuters Page:
                         o LIBOR Telerate Page:
                         Designated LIBOR Currency:
                     If CMT Rate,
                         Designated CMT Telerate Page:
                         Designated CMT Maturity Index:
                         o Weekly Average
                         o Monthly Average
              Index Maturity:
              Spread and/or Spread Multiplier, if any:
              Initial Interest Rate, if any:
              Initial Interest Reset Date:
              Interest Reset Dates:
              Interest Payment Dates:
              Default Rate:
              Maximum Interest Rate, if any:
              Minimum Interest Rate, if any:
              Fixed Rate Commencement Date, if any:
              Fixed Interest Rate, if any:
              Day Count Convention:
              Calculation Agent:
     Redemption Provisions:
           Initial Redemption Date:
           Initial Redemption Percentage:
           Annual Redemption Percentage Reduction, if any:
     Repayment Provisions:
           Optional Repayment Date(s):
     Original Issue Date:
     Stated Maturity Date:
     Specified Currency:
     Exchange Rate Agent:
     Authorized Denomination:

     Purchase Price: ___%, plus accrued interest, if any, from ___________ Issue Price:
     Price to Public: ___%, plus accrued interest, if any, from ___________
     Settlement Date and Time:
     Additional/Other Terms:

Also, in connection with the purchase of Notes from the Operating Partnership by one or more Agents as principal, agreement as to whether the following will be required:

     Officers' Certificate pursuant to Section 8(b) of the Distribution
      Agreement.
     Legal Opinions pursuant to Section 8(c) of the Distribution Agreement. Comfort Letter pursuant to Section 8(d) of the Distribution Agreement. Stand-off Agreement pursuant to Section 4(k) of the Distribution
      Agreement.

                                   SCHEDULE A

     As compensation for the services of the Agents hereunder, the Operating Partnership shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:


                                                     PERCENT OF
MATURITY RANGES                                   PRINCIPAL AMOUNT
---------------                                   ----------------
From 9 months to less than 1 year ....................     .125%

From 1 year to less than 18 months ...................     .150

From 18 months to less than 2 years ..................     .200

From 2 years to less than 3 years ....................     .250

From 3 years to less than 4 years ....................     .350

From 4 years to less than 5 years ....................     .450

From 5 years to less than 6 years ....................     .500

From 6 years to less than 7 years ....................     .550

From 7 years to less than 10 years ...................     .600

From 10 years to less than 15 years ..................     .625

From 15 years to less than 20 years ..................     .700

From 20 years to 30 years ............................     .750

Greater than 30 years ................................     *



----------------------
*As agreed to by the Operating Partnership and the applicable Agent at the time of sale.

                                                                       EXHIBIT B

                          POST APARTMENT HOMES, L.P.

                           ADMINISTRATIVE PROCEDURES

               FOR FIXED RATE AND FLOATING RATE MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                         (Dated as of January 29, 1997)


     Medium-Term Notes Due Nine Months or More from Date of Issue (the "Notes") are to be offered on a continuing basis by Post Apartment Homes, L.P., a Georgia limited partnership (the "Operating Partnership"), to or through Merrill Lynch
& Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (each, an "Agent" and, collectively, the "Agents") pursuant to a Distribution Agreement, dated January 29, 1997 (the "Distribution
Agreement"), by and among the Operating Partnership and the Agents. The Distribution Agreement provides both for the sale of Notes by the Operating Partnership to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Operating Partnership directly to investors (as may from time to time be agreed to by the Operating Partnership and the related Agent or Agents), in which case each such Agent will act as an agent of the Operating Partnership in soliciting offers to purchase the Notes.

     Unless otherwise agreed by the related Agent or Agents and the Operating Partnership, Notes will be purchased by the related Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Operating Partnership (which terms shall be agreed upon orally, with written confirmation prepared promptly by the related Agent or Agents and mailed promptly to the Operating Partnership). If agreed upon by any Agent or Agents and the Operating Partnership, the Agent or Agents, acting solely as agent or agents for the Operating Partnership and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes.

     The Notes will be issued as a series of debt securities under an Indenture, dated as of September 25, 1996, as amended, supplemented or modified from time to time (the "Indenture"), between the Operating Partnership and SunTrust Bank, Atlanta, as trustee (together with any successor in such capacity, the "Trustee"). Post Properties, Inc., a Georgia corporation (the "Company") and the Operating Partnership have filed a Registration Statement with the Securities and Exchange

Commission (the "Commission") registering, among other things, debt securities of the Operating Partnership (which includes the Notes) (the "Registration Statement"). The most recent base prospectus deemed part of the Registration Statement, as supplemented with respect to the Notes, is herein referred to as "Prospectus." The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement."

     The Notes will either be issued (a) in book-entry form and represented by one or more fully registered global Notes (each, a "Global Note") delivered to the Trustee, as custodian for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser.

     General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.


                    PART I:   PROCEDURES OF GENERAL
                                  APPLICABILITY

Date of Issuance/
Authentication:            Each Note will be dated as of the date of its
                           authentication by the Trustee. Each Note shall also bear an original issue date (each, an "Original
                           Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original
                           Note regardless of their dates of authentication.


Maturities:                Each Note will mature on a date nine months or more
                           from its Original Issue Date (the "Stated Maturity
                           Date") selected by the investor or other purchaser and agreed to by the Operating Partnership.

Registration:              Unless otherwise specified in the applicable Pricing
                           Supplement, Notes will be issued only in fully registered form.

Denominations:             Unless otherwise specified in the applicable Pricing
                           Supplement, the Notes will be issued in
                           denominations of $1,000 and integral multiples thereof.

Interest Rate Bases:       Unless otherwise specified in the applicable Pricing
                           Supplement, the Notes will bear interest at (A) fixed rates ("Fixed Rate Notes") or (B) floating rates ("Floating Rate Notes") determined by reference to one or more Interest Rate Bases or formulas, as adjusted by the Spread and/or Spread
                           Multiplier, if any, applicable to such Floating
                           Rate Notes.

Redemption/Repayment:      The Notes will be subject to redemption by the
                           Operating Partnership in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Note and Pricing Supplement. If no Initial Redemption Date is specified on the face of a Note, such Note will not be redeemable prior to its Stated Maturity Date.

                           The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Note and Pricing Supplement. If no Optional Repayment Date is specified on the face of a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of Interest:   Unless otherwise specified in the applicable Pricing
                           Supplement, interest on each Fixed Rate Note
                           (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                           The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                           Unless otherwise specified in the applicable
                           Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. The interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable Pricing Supplement applied.

Interest:                  General.  Each Note will bear interest in accordance
                           with its terms. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original
                           Issue Date of such Note for the first interest period or from the most recent Interest Payment Date
                           (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding the applicable Interest Payment
                           Date or the Stated Maturity Date or date of earlier redemption, repayment or acceleration of maturity or if the maturity of the Note is extended, the new date of maturity specified in a notice of such exercise, as the case may be (the Stated Maturity
                           Date or such earlier or later date, as the case may be, if referred to herein as the "Maturity Date" with respect to the principal repayable on such date).

                           If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined in the Prospectus), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day.

                           Regular Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the "Regular Record Date" for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

                           Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date immediately following the next succeeding Regular Record Date.

                           Unless otherwise specified in the applicable Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually in arrears on May 1 and

                           November 1 of each year and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Pricing Supplement.

Acceptance and
Rejection of Offers
from Solicitation
as Agents:                 If agreed upon by any Agent and the Operating
                           Partnership, then such Agent acting solely as agent for the Operating Partnership and not as principal will solicit purchases of the Notes. Each
                           Agent will communicate to the Operating Partnership, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent's agreement contained in the Distribution Agreement.
                           The Operating Partnership has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not constitute a breach of the Operating Partnership's agreement contained in the Distribution Agreement.
                           Each Agent has agreed to make reasonable efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Operating Partnership.

Preparation of
Pricing Supplement:        If any offer to purchase a Note is accepted by the
                           Operating Partnership, the Operating Partnership will promptly prepare a Pricing Supplement reflecting the terms of such Note. Information to be included in the Pricing Supplement shall include:

                           1.   the name of the Operating Partnership;

                           2.   the title of the Notes;

                           3. the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;

                           4. the name of the Offering Agent (as defined below);

                           5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Operating Partnership;

                           6. with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

                           7. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Operating Partnership, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

                           8.   the Offering Agent's discount or commission;

                           9.   Net proceeds to the Operating Partnership;

                           10. the Principal Amount, Specified Currency, Original Issue Date, Stated Maturity
                                Date, Interest Payment Date(s), Authorized
                                Denomination, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, Optional Repayment Date(s), if any, Exchange Rate Agent, if any, and, in the case of Fixed Rate Notes, the Interest Rate, and, in the case of Floating Rate Notes, the Interest Category, the Interest Rate Basis or Bases, Day Count Convention, Index Maturity (if applicable),

                                Initial Interest Rate, if any, Maximum Interest Rate, if any, Minimum Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Spread and/or Spread Multiplier, if any, and Calculation Agent, and, in the case of Discount Notes, the Issue Price; and

                           11. any other additional provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                           The Operating Partnership shall send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m., New York City time, on the Business Day following the applicable trade date) to the Agent which made
                           or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") and the Trustee at the following applicable address: if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to: Tritech Services, 40 Colonial Drive, Piscataway, New Jersey 08854, Attention:
                           Nachman Kimerling/Final Private Placement Memorandum Unit, (908) 885-2768, telecopier: (908)
                           885-2774/5/6, with a copy of such Pricing Supplement to Merrill Lynch & Co., Merrill Lynch, Pierce,
                           Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, New York, New York, 10281-1310, Attention: MTN Product Management,
                           (212) 449-7476, telecopier:  (212) 449-2234; if to
                           J.P. Morgan Securities Inc., Medium Term Note Desk - 3rd Floor, 60 Wall Street, New York, New York
                           10260, (212) 648-0591, telecopier: (212) 648-5907 and
                           if to the Trustee, to SunTrust Bank, Atlanta, 58 Edgewood Avenue, Suite 400, Atlanta, Georgia 30303, telecopier: (404) 322-3966 Attention: Bryan Echols. A copy of such Pricing Supplement shall also be sent to Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, D.C. 20004,
                           Attention:  J. Warren Gorrell, Jr.

                           In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:                The receipt of immediately available funds by the
                           Operating Partnership in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement".
                           Offers accepted by the Operating Partnership will be settled in three Business Days, or at such time as the purchaser, the Offering Agent and the Operating
                           Partnership shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedure Timetable" with respect to Global Notes and Certificated Notes, respectively
                           (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures
                           A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable
                           "Settlement Procedures Timetable," such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Operating
                           Partnership shall agree.

                           The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Operating Partnership and such Agent.

Procedure for Changing
Rates or Other
Variable Terms:            When a decision has been reached to change the
                           interest rate or any other variable term on any Notes being sold by the Operating Partnership, the Operating Partnership will promptly advise the Agents and the Trustee by telephone and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Operating Partnership with recommendations as to the changed interest rates or other variable terms.
                           At such time as the Operating Partnership notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes.
                           Until such time, only "indications of interest" may be recorded. Immediately after acceptance by the Operating Partnership of an offer to purchase Notes at a new interest rate or new variable term, the Operating Partnership, the Offering Agent and the
                           Trustee shall follow the procedures set forth under the applicable "Settlement Procedures."

Suspension of
Solicitation;
Amendment or
Supplement:                The Operating Partnership may instruct the Agents
                           to suspend solicitation of offers to purchase
                           Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Operating Partnership until such time as the Operating Partnership has advised the Agents that solicitation of offers to purchase may be resumed.
                           Any notice of an amendment or supplement to the Registration Statement or the Prospectus required to be given by the Operating Partnership to the Agents pursuant to the Distribution Agreement shall be given as so required and any amendment or supplement to the Registration Statement or the Prospectus required to be delivered or mailed to the Agents pursuant to the Distribution Agreement shall be delivered or mailed as so required in quantities which such parties may reasonably request at the following respective addresses: if to Merrill
                           Lynch, Pierce, Fenner & Smith Incorporated, World
                           Financial Center, North Tower, 10th Floor, New York,
                           New York 10281-1310, Attention: MTN Product
                           Management, (212) 449-7476, telecopier: (212)
                           449-2234; if to J.P. Morgan Securities Inc., Medium
                           Term Note Desk - 3rd Floor, 60 Wall Street, New
                           York, New York  10260, (212) 648-0591, telecopier:
                           (212) 648-5907 and if to the Trustee, to:  SunTrust
                           Bank, Atlanta, 58 Edgewood Avenue, Suite 400,
                           Atlanta, Georgia 30303, Attention: Bryan Echols, telecopier: (404)322-3966. One copy of such amendment or supplement shall be sent to

                           Hogan & Hartson L.L.P., Columbia Square, 555
                           Thirteenth Street, N.W., Washington, D.C.  20004,
                           Attention:  J. Warren Gorrell, Jr.

                           In the event that at the time the solicitation of offers to purchase from the Operating Partnership is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Operating Partnership which have not been settled, the Operating Partnership will promptly advise the Offering Agent and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Operating Partnership will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Operating Partnership determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
and applicable
Pricing Supplement:        A copy of the most recent Prospectus and the
                           applicable Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of
                           (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
Signatures:                The Agents will have no obligation or liability to
                           the Operating Partnership or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Operating
                           Partnership or the Trustee on any Note.

Documents Incorporated
by Reference:              The Operating Partnership shall supply the Agents
                           with an adequate supply of all documents incorporated by reference in the Registration
                           Statement and the Prospectus.


                  PART II: PROCEDURES FOR NOTES ISSUED
                             IN BOOK-ENTRY FORM

        In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Operating Partnership and The First National Bank of Chicago, as Paying Agent of the Trustee to DTC, dated January 14, 1997, and a Certificate Agreement, dated May 26, 1989, between The First National Bank of Chicago, as Paying Agent of the Trustee and DTC, as amended (the
"Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                  All Fixed Rate Notes issued in book-entry form
                           having the same Original Issue Date, Specified
                           Currency, Interest Rate, Interest Payment Dates, redemption and/or repayment terms, if any, and Stated Maturity Date (collectively, the "Fixed Rate
                           Terms") will be represented initially by one or more
                           Global Notes; and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, Specified Currency, Interest Category, formula for the calculation of interest (including the Interest
                           Rate Basis or Bases, which may be the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh
                           District Cost of Funds Rate, the Federal Funds Rate,
                           LIBOR, the Prime Rate or the Treasury Rate or any other interest rate basis or formula, and Spread and/or Spread Multiplier, if any), Day Count
                           Convention, Initial Interest Rate, Index Maturity
                           (if applicable), Minimum Interest Rate, if any,
                           Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest Payment Dates, Initial Interest Reset Date, Interest Reset Dates and Stated Maturity Date (collectively, the
                           "Floating Rate Terms") will be represented initially by one or more Global Notes.

                           For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                           Owners of beneficial interests in Global Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

Identification:            The Operating Partnership has arranged with the
                           CUSIP Service Bureau of Standard & Poor's
                           Corporation (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relate to Global
                           Notes and the Operating Partnership has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The Operating Partnership will assign
                           CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Operating Partnership has assigned to Global Notes. The Trustee will notify the Operating Partnership at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Operating Partnership will reserve and obtain additional CUSIP numbers for assignment to Global
                           Notes. Upon obtaining such additional CUSIP numbers, the Operating Partnership will deliver a list of such additional numbers to the Trustee and DTC. Notes issued in book-entry form in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount and otherwise required to be represented by the same Global Note will instead by represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:              Unless otherwise specified by DTC, each Global Note
                           will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                 Transfers of beneficial ownership interests in a
                           Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in
                           DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:                 The Trustee may deliver to DTC and the CUSIP
                           Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more
                           Global Notes outstanding on such date that represent
                           Global Notes having the same Fixed Rate Terms or
                           Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest
                           Payment Date for the related Notes issued in book-entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and
                           (c) a new CUSIP number, obtained from the Operating
                           Partnership, to be assigned to such replacement
                           Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.
                           Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and immediately reassigned.
                           Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies ) in aggregate principal amount, one replacement Note will be authenticated and issued to represent each $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of the exchanged Global Notes and an additional
                           Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global Notes (See "Denominations" below).

Denominations:             Unless otherwise specified in the applicable Pricing
                           Supplement, Notes issued in book-entry form will be issued in denominations of $1,000 and integral multiples thereof. Each Global Note will be denominated in an aggregate principal amount not in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies). If one or more Notes are issued in book-entry form having an aggregate principal amount in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) and would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of such Notes issued in book-entry form and an additional Global Note will be issued to represent any remaining aggregate principal amount of such Notes issued in book-entry form. In such a case, each of the Global Notes representing Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
and Interest:              Payments of Interest Only.  Promptly after each
                           Regular Record Date, the Trustee will deliver to the Operating Partnership and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an
                           Interest Payment Date coinciding with the Maturity
                           Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's
                           Corporation.  On such Interest Payment Date, the
                           Operating Partnership will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Global
                           Notes, and upon receipt of such funds from the Operating Partnership, the Trustee in turn will pay to DTC such total amount of interest due on such Global Notes (other than on the Maturity Date) which is payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment."
                           The Trustee shall make payment of that amount of interest due and owing on any Global Notes that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                           Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Moody's Investors Service, Inc. and Standard & Poor's Corporation of the interest rates determined as of such Interest Determination Date.

                           Payments at Maturity.  On or about the first
                           Business Day of each month, the Trustee will deliver to the Operating Partnership and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Operating Partnership and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Operating Partnership will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, which are payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment." The Trustee shall make payment of the principal, premium, if any, and interest to be paid on the Maturity Date of each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants. Promptly after (i) payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of a Global Note payable in U.S. dollars and (ii) payment of the principal, premium, if any, and interest due on the Maturity Date of a Global Note to those Participants who have elected to receive such payments in foreign or composite currencies, the Trustee will cancel such Global Note and deliver it to the Operating Partnership with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Operating Partnership a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

                           Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date, as the case may be, which is payable in U.S. dollars shall be paid by the Operating Partnership to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City time, on such date. The Operating Partnership will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Operating Partnership nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC of the principal of, or premium, if any, or interest on, the Global Notes. The Trustee shall make all payments of principal, premium, if any, and interest on each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                           Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement
Procedures:                Settlement Procedures with regard to each Note in
                           book-entry form sold by an Agent, as agent of the Operating Partnership, or purchased by an Agent, as principal, will be as follows:

                           A. The Offering Agent will advise the Operating Partnership by telephone, confirmed by facsimile, of the following settlement information:

                                1. Principal Amount, Authorized Denomination and Specified Currency.

                                2.   Exchange Rate Agent, if any.

                                3.   (a) Fixed Rate Notes:

                                     (i)   Interest Rate.

                                      (ii)  Interest Payment Dates.

                                 (b)  Floating Rate Notes:

                                      (i)   Interest Category.

                                      (ii)  Interest Rate Basis or Bases.

                                      (iii) Initial Interest Rate.

                                      (iv)   Spread and/or Spread Multiplier, if
                                            any.

                                      (v)    Initial Interest Reset Date or
                                            Interest Reset Dates.

                                      (vi)   Interest Payment Dates.

                                      (vii)  Index Maturity, if any.

                                      (viii) Maximum and/or Minimum Interest
                                            Rates, if any.

                                      (ix)   Day Count Convention.

                                      (x)    Calculation Agent.

                                 (c)  Discount Notes:

                                      (i)    Issue Price


                               4. Price to public of such Note or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent.

                               5.     Trade Date.

                               6.     Settlement Date (Original Issue Date).

                               7.     Stated Maturity Date.

                               8.     Whether the Operating Partnership has the
                                     option to extend the Stated Maturity Date of the Note, and, if so the final Maturity Date.

                               9.     Redemption provisions, if any.

                              10.     Repayment provisions, if any.

                              11.     Net proceeds to the Operating Partnership.

                              12.     The Offering Agent's discount or
                                     commission.

                              13.     Whether such Note is being sold to the
                                     Offering Agent as principal or to an
                                     investor or other purchaser through the
                                     Offering Agent acting as agent for the
                                     Operating Partnership.

                              14.     Such other information specified with
                                     respect to such Note (whether by Addendum or otherwise).

                           B. The Operating Partnership will assign a CUSIP
                              number to the Global Note representing such Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent. The Operating Partnership will also advise the Offering Agent of the CUSIP number assigned to the Global Note.

                           C. The Trustee will communicate to DTC and the
                              Offering Agent through DTC's Participant
                              Terminal System a pending deposit message specifying the following settlement information:

                              1.   The information set forth in the Settlement
                                  Procedure A.

                              2.   Identification numbers of the participant
                                  accounts maintained by DTC on behalf of the Trustee and the Offering Agent.

                              3.   Identification of the Global Note as a Fixed
                                  Rate Global Note or Floating Rate Global
                                  Note.

                              4.   Initial Interest Payment Date for such Note,
                                  number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                              5.   CUSIP number of the Global Note representing
                                  such Note.

                              6.   Whether such Global Note represents any
                                  other Notes issued or to be issued in
                                  book-entry form.

                            DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor's Corporation.

                            D. The Trustee will complete and authenticate the Global Note representing such Note.

                            E. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                            F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal
                                 System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent's discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                            G. In the case of Notes in book-entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

                            H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                            I.   Upon receipt, the Trustee will pay the
                                 Operating Partnership, by wire transfer
                                 of immediately available funds to an account specified by the Operating Partnership to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure F.

                            J. The Trustee will send a copy of the Global Note by first class mail to the Operating Partnership and, at the request of the Operating Partnership, a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Operating Partnership has advised the Trustee but which have not yet been settled.

                            K. If such Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures
Timetable:                  For offers to purchase Notes accepted by the
                            Operating Partnership, Settlement Procedures A through K set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:



                            SETTLEMENT
                            PROCEDURE               TIME
                            ---------               ----

                                A    11:00 a.m. on the trade date or within one
                                                 hour following the trade
                                B    12:00 noon on the trade date or within one
                                                 hour following the trade
                                C    No later than the close of business on the
                                                 trade date
                                D    9:00 a.m. on Settlement Date
                                E    10:00 a.m. on Settlement Date
                                F-G        No later than 2:00 p.m. on
                                                 Settlement Date
                                H    4:00 p.m. on Settlement Date
                                I-K        5:00 p.m. on Settlement Date


                            Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                            If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:          If the Trustee fails to enter an SDFS deliver order
                            with respect to a Note issued in book-entry form pursuant to Settlement Procedure F, the Trustee may deliver to DTC, through DTC's
                            Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global Note "canceled," make appropriate entries in its records and send certification of destruction of such canceled
                            Global Note to the Operating Partnership.  The
                            CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two
                            Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                            In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Operating Partnership will reimburse such Offering Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Operating Partnership.

                            Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.


                 PART III: PROCEDURES FOR CERTIFICATED NOTES



Denominations:              Unless otherwise specified in the applicable
                            Pricing Supplement, the Certificated Notes will be issued in denominations of $1,000 and integral multiples thereof.

Payments of Principal,
Premium, if any,
and Interest:               Upon presentment and delivery of the Certificated
                            Note, the Trustee upon receipt of immediately available funds from the Operating Partnership will pay the principal of, and premium, if any, and interest on, each Certificated Note on the Maturity
                            Date in immediately available funds. All interest payments on a Certificated Note, other than interest due on the Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; provided, however, that Holders of $10,000,000 (or, if the applicable Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) shall be entitled to receive such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest
                            Payment Date.

                            The Trustee will provide monthly to the Operating Partnership a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

                            Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Operating Partnership a certificate with respect to such destruction.

Settlement
Procedures:                 Settlement Procedures with regard to each
                            Certificated Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

                            A. The Offering Agent will advise the Operating Partnership by telephone of the following Settlementinformation with regard to each Certificated Note:

                                1.   Exact name in which the Certificated
                                    Note(s) is to be registered (the
                                    "Registered Owner").

                                2.   Exact address or addresses of the
                                    Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.

                                3.      Taxpayer identification number of the
                                       Registered Owner.

                                4.      Principal Amount, Authorized
                                       Denomination and Specified Currency.

                                5.      Exchange Rate Agent, if any.

                                6.      (a)  Fixed Rate Notes:

                                 (i)    Interest Rate.

                                 (ii)   Interest Payment Dates.

                                 (iii)  Whether such Note is being issued with
                                             Original Issue Discount and, if so,
                                             the terms thereof.

                                (b)  Floating Rate Notes:

                                       (i)    Interest Category.

                                       (ii)   Interest Rate Basis or Bases.

                                       (iii)  Initial Interest Rate.

                                       (iv)   Spread and/or Spread
                                              Multiplier, if any.

                                       (v)    Initial Interest Reset Date and
                                              Interest Reset Dates.

                                       (vi)   Interest Payment Dates.

                                       (vii)  Index Maturity, if any.

                                       (viii) Maximum and/or Minimum
                                              Interest Rates, if any.

                                       (ix)   Day Count Convention.

                                       (x)    Calculation Agent.

                                7.   Price to public of such Note or whether
                                    such Note is being offered at varying
                                    prices relating to prevailing market
                                    prices at time of resale as determined by the Offering Agent.

                                8.   Trade Date.

                                9.   Settlement Date (Original Issue Date).

                               10.   Stated Maturity Date.

                               11.   Whether the Operating Partnership has
                                    the option to extend the Stated Maturity
                                    Date of the Note, and, if so the final
                                    Maturity Date.

                               12.   Redemption provisions, if any.

                               13.   Repayment provisions, if any.

                               14.   Net proceeds to the Operating Partnership.

                               15.   The Offering Agent's discount or
                                    commission.

                               16.   Whether such Note is being sold to the
                                    Offering Agent as principal or to an
                                    investor or other purchaser through the
                                    Offering Agent acting as agent for the
                                    Operating Partnership.

                               17.   Such other information specified with
                                    respect to such Note (whether by Addendum or otherwise).

                           B. After receiving such settlement information from the Offering Agent, the Operating Partnership will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Operating Partnership will cause the Trustee to issue, authenticate and deliver the Certificated Note.

                           C. The Trustee will complete the Certificated Note in the form approved by the Operating Partnership and the Offering Agent, and will make three copies thereof (herein called "Stub 1", "Stub 2" and "Stub 3"):

                               1.     Certificated Note with the Offering
                                   Agent's confirmation, if traded on a
                                   principal basis, or the Offering Agent's customer confirmation, if traded on an agency basis.

                               2.     Stub 1 for Trustee.

                               3.     Stub 2 for Offering Agent.

                               4.     Stub 3 for the Operating Partnership.



                           D. With respect to each trade, the Trustee will deliver the Certificated Note and Stub 2 thereof to the Offering Agent at the following applicable address: if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Money Markets Clearance, 55 Water Street, Concourse Level, N.S.C.C. Window, New York, New York 10041, Attention: Al Mitchell, (212) 558-2405,
                               telecopier: (212) 558-2457; and if to J.P.
                               Morgan Securities Inc., NSCC-NY Window, 55 Water Street - Concourse Level, New York, New York 10041 Attn: Bill Davis. The Trustee will keep Stub 1. The Offering Agent will acknowledge receipt of the Certificated Note through a broker's receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Operating Partnership pursuant to standard wire instructions given by the Operating Partnership.

                           E. In the case of a Certificated Note sold through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds.

                           F. The Trustee will send Stub 3 to the Operating Partnership.

Settlement
Procedures
Timetable:                 For offers to purchase Certificated Notes accepted
                           by the Operating Partnership, Settlement
                           Procedures A through F set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York
                           City time) set forth below:


                           SETTLEMENT
                           PROCEDURE           TIME
                           ---------           ----
                               A    11:00 a.m. on the trade date or within one
                                                hour following the trade
                               B    12:00 noon on the trade date or within one
                                                hour following the trade
                               C-D        2:15 p.m. on Settlement Date
                               E    3:00 p.m. on Settlement Date
                               F    5:00 p.m. on Settlement Date


Failure to Settle:         In the case of Certificated Notes sold through the
                           Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Operating Partnership shall either fail to accept delivery of or fail to make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Operating Partnership by telephone, confirmed in writing, and return such Certificated
                           Note to the Trustee.

                           The Trustee, upon receipt of such Certificated Note from the Offering Agent, will immediately advise the Operating Partnership and the Operating Partnership will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Operating Partnership by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Operating Partnership has received notice on the same day. If such failure shall have occurred for any reason other than default by the Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Operating Partnership will reimburse such Offering Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Operating Partnership. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in writing the Operating Partnership.